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                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                             AS OF OCTOBER 31, 2000*

                                                                      NAME UNDER
                                                    STATE OR            WHICH
                                                 JURISDICTION OF      SUBSIDIARY
                                                INCORPORATION OR        DOES
                                                  ORGANIZATION         BUSINESS
FIRST TIER SUBSIDIARY OF EATON VANCE CORP.:

   Eaton Vance Management                         Massachusetts         Same

CERTAIN SUBSIDIARIES OF EATON VANCE MANAGEMENT:

   Eaton Vance Distributors, Inc.                 Massachusetts         Same
   Boston Management and Research                 Massachusetts         Same

    * The names of certain subsidiaries have been omitted in this list inasmuch as the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the Company's fiscal year ended October 31, 2000.